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                                                                       EXHIBIT 2






                  AMENDMENT, dated as of December 17, 2000 (the "Amendment"), to the Rights Agreement, dated as of October 17, 1996, (the "Rights Agreement"), between ACNielsen Corporation, a Delaware Corporation (the "Company"), and First Chicago Trust Company of New York, a Delaware corporation, as Rights Agent (the "Rights Agent").

                                    RECITALS

                  The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement;

                  The Company, Artist Acquisition, Inc., a Delaware corporation ("Purchaser"), and VNU NV, a corporation organized under the laws of the Netherlands, ("Parent"), are entering into an Agreement and Plan of Merger, dated as of December 17, 2000 (as amended or supplemented from time to time, the "Merger Agreement") contemplating a tender offer and merger pursuant to which Purchaser shall make an offer to purchase all of the outstanding common stock, par value $.01 per share, of the Company (the "Offer"), and, after the consummation of the Offer, Purchaser shall be merged with and into the Company (the "Merger");

                  Pursuant to Section 27 of the Rights Agreement, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement and amend the Rights Agreement;

                  The Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing and the Company and the Rights Agent desire to evidence such amendment in writing; and

                  All acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                  1. Amendment of Section 1. (a) The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, neither VNU NV ("Parent"), Artist Acquisition, Inc. ("Purchaser"),
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                  nor any of their Affiliates or Associates shall be deemed to be an Acquiring Person solely by virtue of (i) the approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Offer or the Merger in accordance with the provisions of the Merger Agreement or (iii) the consummation of any other transaction to be effected pursuant to the Merger Agreement in accordance with the provisions thereof."

                  (b) Section 1 of the Rights Agreement is supplemented by adding the following definitions in the appropriate locations therein:

                           "Agreement" shall mean this Rights Agreement between
                  ACNielsen Corporation, a Delaware corporation, and First Chicago Trust Company of New York, as Rights Agent, amended as of December 15, 2000, and as may be amended thereafter from time to time.

                           "Merger" shall have the meaning set forth in the
                  Merger Agreement.

                           "Merger Agreement" shall mean the Agreement and Plan
                  of Merger, dated as of December 17, 2000, between the Company, Parent and Purchaser, as it may be amended, supplemented or replaced from time to time.

                           "Offer" shall have the meaning set forth in the
                  Merger Agreement.

                  (c) The definition of "Stock Acquisition Date" in Section 1(q) of the Rights Agreement is amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred solely as the result of (i) the approval, execution or delivery or public announcement of the approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Offer or the Merger in accordance with the provisions of the Merger Agreement or any public announcement relating thereto or (iii) the consummation of any other transaction to be effected pursuant to the Merger Agreement in accordance with the provisions thereof or any public announcement relating thereto."

                  2. Amendment of Section 3(a). Section 3(a) of the Rights Agreement is amended by adding the following proviso at the end of the first sentence:

                  "; provided that, notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (i) the approval, execution or delivery of or
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                  public announcement of the approval, execution or delivery of the Merger Agreement, (ii) the commencement or consummation of the Offer or the consummation of the Merger in accordance with the provisions of the Merger Agreement or any public announcement relating thereto or (iii) the consummation of any other transaction to be effected pursuant to the Merger Agreement in accordance with the provisions thereof or any public announcement relating thereto."

                  3. Amendment of Section 7(a). Clauses numbered (i), (ii) and
(iii) in Section 7(a) of the Rights Agreement are hereby deleted and replaced in their entirety as follows:

                  (i) the close of business on October 23, 2006 (the "Final Expiration Date"), (ii) immediately prior to the time at which the consummation of the Offer occurs, (iii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date") or (iv) the time at which the Rights are exchanged as provided in Section 24 hereof.

                  4. Amendment of Section 11(a)(ii). Section 11(a)(ii) of the Rights Agreement is amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, none of (i) the execution, delivery or approval of the Merger Agreement, (ii) the consummation of the Offer or the Merger in accordance with the provisions of the Merger Agreement or
                  (iii) the consummation of any other transaction to be effected pursuant to the Merger Agreement in accordance with the provisions of the Merger Agreement shall cause the Rights to be adjusted or become exercisable in accordance with this
                  Section 11(a)(ii)."

                  5. Amendment of Section 13(a). Section 13(a) of the Rights Agreement is amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, none of (i) the execution, delivery or approval of the Merger Agreement, (ii) the consummation of the Offer or the Merger in accordance with the provisions of the Merger Agreement or
                  (iii) the consummation of any other transaction to be effected pursuant to the Merger Agreement in accordance with the provisions of the Merger Agreement shall be deemed an event of the type described in clauses (i), (ii) or (iii) of this
                  Section 13(a) and shall not cause the Rights to be adjusted or exercisable in accordance with the terms of this Agreement."

                  6. Amendment of Section 20(c). Section 20(c) of the Rights Agreement is hereby deleted and replaced in its entirety with the following:

                  "The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or wilful misconduct.
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                  7. Amendment of Section 29. Section 29 of the Rights Agreement
is amended by adding the following sentence at the end thereof:

                  "Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement by virtue of the execution, delivery or approval of the Merger Agreement or by virtue of the commencement or consummation of any of the transactions to be effected pursuant to the Merger Agreement in accordance with the provisions of the Merger Agreement."

                  8. Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                  9. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.
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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and attested, all as of the date and year first above written.

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
Attest:                                              ACNIELSEN CORPORATION



By: /s/ Michael P. Connors                           By: /s/ Nicholas L. Trivisonno
  ------------------------------                       -----------------------------------
     Name:  Michael P. Connors                           Name:  Nicholas L. Trivisonno
     Title: Vice Chairman                                Title: Chairman and Chief
                                                                Executive  Officer




Attest:                                              FIRST CHICAGO TRUST COMPANY
                                                        OF NEW YORK, As Rights Agent



By: /s/ Christopher P. Coleman                       By: /s/ Craig Broomfield
  ------------------------------                       -----------------------------------
     Name:  Christopher P. Coleman                       Name:  Craig Broomfield
     Title: Senior Account Manager                       Title: Senior Account Manager
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